SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                 July 20, 1998



Commission      Registrant, State of Incorporation,           I.R.S. Employer
File Number     Address and Telephone Number                 Identification No.
-----------     ----------------------------                 ------------------

1-6047          GPU, Inc.                                       13-5516989
                (a Pennsylvania corporation)
                300 Madison Avenue
                Morristown, New Jersey 07962-1911
                Telephone (973) 455-8200

1-446           Metropolitan Edison Company                     23-0870160
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19605
                Telephone (610) 929-3601

1-3522          Pennsylvania Electric Company                   25-0718085
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19605
                Telephone (610) 929-3601



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ITEM 5.     OTHER EVENTS.
            -------------
      As previously reported, on June 30, 1998 the Pennsylvania Public Utility Commission ("PaPUC") entered final orders ("Restructuring Orders") on the restructuring plans filed by Metropolitan Edition Company ("Met-Ed") and Pennsylvania Electric Company ("Penelec") in accordance with Pennsylvania's Electricity Generation Customer Choice Act ("Customer Choice Act"). In the Restructuring Orders, the PaPUC, among other things, established a Competitive Transition Charge ("CTC") which (a) would not ensure Met-Ed and Penelec full recovery of the costs under their contracts with Non-Utility Generators ("NUGs") as required by state and federal law; (b) disallowed certain stranded cost claims by Met-Ed and Penelec; (c) reduced annual transmission and distribution ("T & D") rates for Met-Ed and Penelec; and (d) advanced the phase-in for retail choice to January 2, 2000. Following issuance of the Restructuring Orders, GPU stated that it would vigorously pursue all available remedies to challenge the Restructuring Orders.

      On July  20,  1998,  Met-Ed  and  Penelec  filed  complaints  against  the
Restructuring  Orders  and the  PaPUC  in the  Commonwealth  Court  and the U.S.
District Court for the Eastern District of Pennsylvania. In the Commonwealth Court complaint, Met-Ed and Penelec have appealed the Restructuring Orders alleging that the PaPUC committed more than 40 errors of law. The Federal lawsuit seeks both declaratory and injunctive relief challenging the PaPUC's refusal in the Restructuring Orders to ensure full recovery of the costs of NUG contracts, as required by state and federal law.

      In addition, on July 20, 1998 Met-Ed and Penelec filed Alternative Restructuring Plans with the PaPUC based on the provision in the Customer Choice Act that enables a utility to file an alternate plan if the PaPUC rejects the utility's initial plan. Met-Ed and Penelec believe that in the Restructuring Orders, the PaPUC has objected to essentially the entirety of their original restructuring plans and has therefore rejected these plans. Under the Customer Choice Act, the PaPUC is required to review and act upon the Alternative Plans within 45 days.

      The major elements of the Alternative Plans are as follows:

       - Met-Ed and Penelec have eliminated, modified or postponed until Phase II(1) certain stranded cost
-------------

(1) The Restructuring Orders established an initial CTC level for the stranded costs associated with owned generation plants based on an administrative market line. The Restructuring Orders contemplate a Phase II proceeding where the CTC level would be adjusted to reflect the impact of the generation plant sale proceeds.

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            claims.  This action has reduced the stranded cost claims by $130 million for Met-Ed and $150 million for Penelec.

       - A rate mechanism to recover the costs of operating NUG projects over their contract lives that fully reconciles to actual market prices.

       - T & D rates of 2.50 and 2.51 cents/kwh for Met-Ed and Penelec, respectively. Met-Ed's and Penelec's T & D rate has been modified from their previous position of 2.73 cents/kwh. The Restructuring Orders reflected a 2.26 cents/kwh rate for Met-Ed and a 2.01 cents/kwh rate for Penelec.

       - CTC rates have been requested which allow full stranded cost recovery (other than NUGs and nuclear decommissioning, which are recovered over the lives of the contracts or related plants) over a seven year period for Met-Ed and a two year period for Penelec.

       - The generation tariffs (or shopping credits) have been established to allow overall savings to shopping customers of 2.5% for Met-Ed and 5% for Penelec.

       - In the event major elements of the Alternative Plans are rejected, Met-Ed and Penelec plan to retain for shareholders any net proceeds above book value for generating plants sold through the divestiture program, rather than the previous proposal which would apply the net proceeds to offset other stranded costs.

      There can be no assurance as to the outcome of these proceedings.

      A copy of GPU Energy's related news release is annexed as an exhibit.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
            AND EXHIBITS.
            -----------------------------------------------------
      (c) Exhibits.

            1. GPU Energy News Release, dated July 20, 1998.



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                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANTS HAVE DULY CAUSED THIS REPORT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                              GPU, INC.
                              METROPOLITAN EDISON COMPANY
                              PENNSYLVANIA ELECTRIC COMPANY



                              By: /s/ T. G. Howson
                                 -----------------------------
                                  T. G. Howson, Vice President
                                  and Treasurer


Date:   July 21, 1998









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